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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 27, 2004

                                 PSB GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Michigan                    000-50301                42-1591104
 (State or other jurisdiction     (Commission File No.)       (IRS Employer
       of incorporation)                                    Identification No.)

           1800 East Twelve Mile Road, Madison Heights, Michigan 48071
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (248) 548-2900

                                 Not Applicable
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:



[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01.  OTHER EVENTS

         Registrant's Common Shares, no par value, are registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). This report updates the description of Registrant's Common Shares.

         General. The Registrant is a Michigan corporation. The Registrant's Restated Articles of Incorporation authorize the issuance of 5,000,000 Common Shares. There are no conversion terms, sinking fund provisions, redemption provisions or preemptive rights associated with Registrant's Common Shares. Upon receipt of consideration by the Registrant as fixed by Registrant's board of directors, each Common Share issued is then fully paid and nonassessable. In the event of any liquidation of the Registrant, holders of the Common Shares will be entitled to share ratably in all assets available for distribution after payment of Registrant's liabilities.

         The holders of Common Shares will be entitled to the payment of dividends when, as and if declared by the board of directors of Registrant and paid out of funds, if any, available under applicable laws and regulations for the payment of dividends. Dividends may not be declared if PSB Group, Inc., after giving effect to the dividend, would not be able to pay its debts as they become due in the usual course of business, or if its total assets would be less than the sum of its total liabilities.

         No restrictions on alienability of the Common Shares are imposed by the Restated Articles of Incorporation and Bylaws of the Registrant. However, in some instances, the Registrant may impose restrictions on the sale or other transfer of the Common Shares to the extent necessary to assure compliance with federal and state securities laws and regulations.

         The holders of the Common Shares possess exclusive voting rights with respect to the capital stock of the Registrant. Except to the extent otherwise provided in the Michigan Business Corporation Act as to "control share acquisitions" (discussed below), each holder of Common Shares is entitled to one vote for each Common Share held of record on all matters submitted to a vote of holders of Common Shares.

         Holders of Common Shares do not have cumulative voting rights in the election of directors. Directors of the Registrant are elected by a plurality of the votes cast by the holders of Common Shares entitled to vote in the election. On all other matters requiring a vote of holders of the Common Shares, unless a greater vote is required by the Michigan Business Corporation Act or Registrant's Restated Articles of Incorporation, the corporate action must be authorized by the vote of a majority of the Common Shares cast by shareholders entitled to vote on the matter.

         Staggered Board of Directors. The Registrant has a "staggered" board of directors which means that, in contrast to corporations where all of the directors stand for election each year for one-year terms, with Registrant, each director is elected for a three-year term and only

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one-third of the directors stand for election each year. The staggered board has the effect of making a change in control of Registrant vis-a-vis gaining control of the board more difficult since the maximum number of board seats which are up for election in any particular year is only one-third. A party seeking to change control of Registrant cannot elect a majority of the board until two annual elections have occurred.

         Takeover Legislation. Michigan has enacted takeover legislation. The takeover legislation is designed to prohibit or discourage certain types of hostile takeover activities. The Michigan takeover legislation is made up of two components -- the so-called "Control Share" Act and the "Fair Price" Act.

         Control Share Act. The Control Share Act establishes procedures governing "control share acquisitions." A control share acquisition is defined as an acquisition of shares by an acquirer which, when combined with other shares held by that person or entity, would give the acquirer voting power at or above any of the following thresholds: 20 percent, 33 1/3 percent or 50 percent. Under the Control Share Act, an acquirer may not vote "control shares" unless the corporation's disinterested shareholders vote to confer voting rights on the control shares. The acquiring person, officers of the target corporation and directors of the target corporation who are also employees of the corporation are precluded from voting on the issue of whether the control shares shall be accorded voting rights. The Control Share Act does not affect the voting rights of shares owned by an acquiring person prior to the control share acquisition.

         The Control Share Act entitles corporations to redeem control shares from the acquiring person under certain circumstances. In other cases, the Control Share Act confers dissenters' rights upon all of a corporation's shareholders except the acquiring person.

         The Control Share Act applies only to an "issuing public corporation," which is defined to include certain large corporations. Registrant falls within the statutory definition of an "issuing public corporation." The Control Share Act automatically applies to any "issuing public corporation" unless the corporation "opts out" of the statute by so providing in its articles of incorporation or bylaws. To date, Registrant has not "opted out" of the Control Share Act.

         Fair Price Act. Certain provisions of the Michigan Business Corporation Act (the "Fair Price Act") establish a statutory scheme similar to the supermajority and fair price provisions found in many corporate charters. The Fair Price Act automatically applies to any Michigan business corporation that does not affirmatively elect not to be governed by it. To date, Registrant's board of directors has not elected to opt out of the coverage of the Fair Price Act. The Fair Price Act provides that a supermajority vote of 90% of the shareholders and no less than two-thirds of the votes of non-interested shareholders must approve a "business combination." The Fair Price Act defines a "business combination" to encompass any merger, consolidation, share exchange, sale of assets, stock issue, liquidation, or reclassification of

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securities involving an "interested shareholder" or certain "affiliates. " An
"interested shareholder" is generally any person who owns 10% or more of the outstanding voting shares of the corporation. An "affiliate" is a person who directly or indirectly controls, is controlled by, or is under common control with a specified person.

         The supermajority vote required by the Fair Price Act does not apply to business combinations that satisfy certain conditions. These conditions include, among others, that (1) the purchase price to be paid for the shares of the corporation is at least equal to the highest of either (a) the market value of the shares or (b) the highest per share price paid by the interested shareholder within the preceding two-year period or in the transaction in which the shareholder became an interested shareholder, whichever is higher; and (2) once a person has become an interested shareholder, the person must not become the beneficial owner of any additional shares of the corporation except as part of the transaction which resulted in the interested shareholder becoming an interested shareholder or by virtue of proportionate stock splits or stock dividends.

         The requirements of the Fair Price Act do not apply to business combinations with the interested shareholder that the board of directors has approved or exempted from the requirements of the Fair Price Act by resolution at any time prior to the time that the interested shareholder first became an interested shareholder.

         The provisions of the Registrant's Restated Articles of Incorporation described in the sections entitled "Staggered Board of Directors", "Control Share Act" and "Fair Price Act" may have the effect of delaying, deferring or otherwise making more difficult a change in control of the Registrant.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PSB GROUP, INC.


Dated: August 27, 2004           By:      /s/Robert L. Cole
                                      ------------------------------------------
                                          Robert L. Cole
                                          President and Chief Executive Officer

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